UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 30, 2008

iPass Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50327	93-1214598

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3800 Bridge Parkway, Redwood Shores, California	94065
(Address of principal executive offices)	(Zip Code)
(650) 232-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Resignation of President, Chief Executive Officer, and Director
     On October 30, 2008, Kenneth Denman resigned as the President and Chief Executive Officer of iPass Inc. (the “Company”), and informed the Board that he would be resigning as a member of the Board of Directors of the Company, all effective at the close of business on the date of the Company’s filing with the Securities and Exchange Commission of a Form 10-Q for the quarter ended September 30, 2008. Mr. Denman informed the Board that he was leaving the Company to pursue other business opportunities.
     On November 3, 2008, the Company and Mr. Denman entered into a separation agreement in which Mr. Denman will receive (i) a cash severance payment equal to nine months of his base salary and a bonus severance amount of $47,250, (ii) health insurance premiums for up to 18 months under the group health insurance policies, and (iii) nine months of vesting acceleration of all outstanding stock options and equity awards (any specified performance target conditions contained in those stock options and equity awards shall not prevent the accelerated vesting for those awards).
     Appointment of President, Chief Executive Officer, and Director
     On October 30, 2008, the Company’s Board of Directors appointed Evan Kaplan President, Chief Executive Officer, and member of the Board of Directors of the Company, effective on the first business day after the Company’s filing with the Securities and Exchange Commission of a Form 10-Q for the quarter ended September 30, 2008. His term on the Board of Directors will expire at the 2009 annual meeting.
     Evan L. Kaplan, 49, was  Founder,  President, CEO and Chairman of Aventail Corporation, a pioneer in the Virtual  Private Networking (VPN) equipment and services market and a long time strategic partner of  iPass Inc. Evan brings 18 years of experience developing and delivering IP based communication services for enterprise customers and is the recipient of numerous industry awards including recognition as one Network World’s 50 most Powerful People in the Networking Industry and winner of Ernst and Young’s Entrepreneur of the Year for Technology in the Pacific Northwest.
     On November 1, 2008, the Company and Mr. Kaplan entered into an employment agreement. Under this agreement, Mr. Kaplan will receive (i) an initial annual salary of $350,000, potentially adjusted beginning calendar year 2010, (ii) an annual bonus, with an initial target amount of $250,000, if he achieves the performance goals established each year as part of the management incentive plan, and (iii) a guaranteed 2008 annual performance bonus based on the target amount of $250,000 and prorated to reflect his mid-year hire. Additionally, Mr. Kaplan will be granted an option to purchase 500,000 shares of Company common stock, vesting with respect to 25% of the shares after one year, and thereafter a in a series of thirty-six successive equal monthly installments over a three-year period. Mr. Kaplan will also be granted performance shares covering 500,000 shares of Company common stock pursuant to the Company’s 2003 Equity Incentive Plan. The performance shares will vest in five installments of 100,000 shares each upon the Company achieving specified targets for earnings before interest, tax and amortization.
     Resignation of Director
     On October 31, 2008, Michael McConnell resigned as a member of the Board, effective immediately.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPass Inc.
By:	/s/ Bruce K. Posey
	Name:	Bruce K. Posey
	Title:	Senior Vice President, General Counsel and Secretary

  Dated:  November 3, 2008